Exhibit 99.1

SemiLEDs Reports Second Quarter of Fiscal Year 2012

Financial Results

Hsinchu, Taiwan (April 5, 2012) — SemiLEDs Corporation (NASDAQ: LEDS), a developer and manufacturer of LED chips and LED components, today announced its financial results for the second quarter of fiscal year 2012, ended February 29, 2012. Revenue for the second quarter of fiscal 2012 was $7.9 million, a 21% decrease compared to $10.0 million in the second quarter of fiscal 2011.

“Given the ongoing challenging industry environment, we are pleased with our quarterly financial and operational results. Our strategy of pursuing the indoor lighting market has proved successful as it continues to improve our revenue growth, and we remain cost conscious in areas of the business that won’t impede our innovation and technology advantage,” said Trung Doan, Chairman and CEO of SemiLEDs.  “We look forward to working within a better economic climate but for the time being we continue to maintain the slow, steady growth and improvement that we have shown over the last two quarters,” concluded Doan.

GAAP net loss attributable to SemiLEDs stockholders for the second quarter of fiscal 2012 was $7.1 million, or a loss of $0.26 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $1.2 million, or a loss of $0.05 per diluted share, for the second quarter of fiscal 2011. On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the second quarter of fiscal 2012 was $6.1 million, or a loss of $0.22 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $0.7 million, or a loss of $0.03 per diluted share, for the second quarter of fiscal 2011.

GAAP gross margin for the second quarter of fiscal 2012 was negative 9%, compared with positive gross margin for the second quarter of fiscal 2011 of 23%. Operating margin for the second quarter of fiscal 2012 was negative 73%, compared with negative 6% in the second quarter of fiscal 2011.  Margins continue to improve through continued expense management.

The Company’s cash and cash equivalents were $66.4 million at the end of the second quarter, compared to the prior quarter ending balance of $74.0 million. Cash used in operations was $4.5 million in the second quarter of fiscal 2012.

Financial Outlook

For its third quarter of fiscal 2012 ending May 31, 2012, SemiLEDs expects revenue in a range of $7.9 million to $8.9 million with GAAP net loss attributable to SemiLEDs stockholders of $7.5 million to $7.0 million, or a loss of $0.27 to $0.25 per diluted share, based on an estimated 27.5 million diluted weighted average shares. GAAP gross margin is expected to be negative.

Conference Call Information

SemiLEDs will discuss these financial results in a conference call today at 8:00 a.m. Eastern Daylight Time (8:00 p.m. Thursday, April 5, 2012, China Standard Time). The public is invited to listen to a live webcast of the conference call on the Investors section of the company website at http://investors.semileds.com/events.cfm.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until Tuesday, April 10, 2012 at 11:59 p.m. Eastern Daylight Time and can be accessed by dialing 888-203-1112 if you are calling from within the United States or 719-457-0820 if you are calling from outside the United States and entering the replay pass code 7604422. A replay of the webcast will be available on the Investors section of the Company’s web site approximately three hours after the conclusion of the call and remain available for approximately 90 calendar days.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting. SemiLEDs sells blue, green and ultraviolet (UV) LED chips under the MvpLED brand.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following item required to be included by GAAP: non-cash stock-based compensation charges and related tax effect.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures presented above to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statement regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

David Young

Chief Financial Officer

SemiLEDs Corporation

415-471-2700

investor@semileds.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

investor@semileds.com

SEMILEDS CORPORATION

Unaudited Consolidated Balance Sheets

(In thousands of U.S. dollars)

	February 29, 2012	August 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,376	$83,619
Accounts receivable, net	2,882	4,655
Accounts receivable from related parties	1,177	825
Inventories	17,931	16,217
Prepaid expenses and other current assets	1,483	1,542
Total current assets	89,849	106,858
Property, plant and equipment, net	54,474	51,804
Intangible assets, net	1,684	1,853
Goodwill	1,092	1,106
Investments in unconsolidated entities	12,849	15,579
Other assets	1,273	1,126
TOTAL ASSETS	$161,221	$178,326
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Notes payable to banks	$1,085	$972
Current installments of long-term debt	977	981
Accounts payable	3,435	4,464
Accrued expenses and other current liabilities	5,546	7,361
Deferred income, current portion	51	51
Total current liabilities	11,094	13,829
Long-term debt, excluding current installments	5,539	6,105
Deferred income, net of current portion	415	441
Total liabilities	17,048	20,375
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	166,060	164,370
Accumulated other comprehensive income	6,686	6,982
Accumulated deficit	(29,809)	(14,974)
Total SemiLEDs stockholders’ equity	142,937	156,378
Noncontrolling interests	1,236	1,573
Total equity	144,173	157,951
TOTAL LIABILITIES AND EQUITY	$161,221	$178,326

SEMILEDS CORPORATION

Unaudited Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2012	2011	2012	2011
Revenues, net	$7,905	$9,957	$14,652	$22,973
Cost of revenues	8,627	7,628	16,196	14,004
Gross profit (loss)	(722)	2,329	(1,544)	8,969
Operating expenses:
Research and development	2,023	738	3,712	1,185
Selling, general and administrative	3,045	2,198	6,950	3,485
Total operating expenses	5,068	2,936	10,662	4,670
Income (loss) from operations	(5,790)	(607)	(12,206)	4,299
Other income (expenses):
Equity in losses from unconsolidated entities, net	(1,176)	(675)	(2,702)	(897)
Interest income, net	12	14	16	2
Other income, net	47	44	95	44
Foreign currency transaction loss, net	(407)	(163)	(348)	(739)
Total other expenses, net	(1,524)	(780)	(2,939)	(1,590)
Income (loss) before income taxes	(7,314)	(1,387)	(15,145)	2,709
Income tax expense (benefit)	—	(219)	—	57
Net income (loss)	(7,314)	(1,168)	(15,145)	2,652
Less: Net loss attributable to noncontrolling interests	(200)	—	(310)	—
Net income (loss) attributable to SemiLEDs stockholders	$(7,114)	$(1,168)	$(14,835)	$2,652
Net loss attributable to SemiLEDs common stockholders:
Basic	$(7,114)	$(1,291)	$(14,835)	$(418)
Diluted	$(7,114)	$(1,291)	$(14,835)	$(418)
Net loss per share attributable to SemiLEDs common stockholders:
Basic	$(0.26)	$(0.05)	$(0.54)	$(0.03)
Diluted	$(0.26)	$(0.05)	$(0.54)	$(0.03)
Shares used in computing net loss per share attributable to SemiLEDs common stockholders:
Basic	27,383	25,337	27,343	16,346
Diluted	27,383	25,337	27,343	16,346

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measure

(In thousands of U.S. dollars, except for per share data)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2012	2011	2012	2011

GAAP net income (loss) attributable to SemiLEDs stockholders	$(7,114)	$(1,168)	$(14,835)	$2,652
Adjustments:
Stock-based compensation expense	965	433	1,616	540
Income tax effect	0	0	0	(7)
Non-GAAP net income (loss) attributable to SemiLEDs stockholders	$(6,149)	$(735)	$(13,219)	$3,185

Diluted net income (loss) per share attributable to SemiLEDs common stockholders:
GAAP net loss	$(0.26)	$(0.05)	$(0.54)	$(0.03)
Non-GAAP net income (loss)	$(0.22)	$(0.03)	$(0.48)	$0.01